EX-99.(14)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of the registration statement on Form N-14 (the “Registration Statement”) of our report dated December 22, 2008 relating to the financial statements and financial highlights of the John Hancock Health Sciences Fund appearing in the October 31, 2008 Annual Report to Shareholders and our report dated May 15, 2009 relating to the financial statements and financial highlights of John Hancock Rainier Growth Fund appearing in the March 31, 2009 Annual Report to Shareholders. We also consent to the reference to us under the heading “Experts” in the Prospectus/Proxy statement which also constitutes part of this Registration Statement.
We also consent to the incorporation by reference in the Statement of Additional Information dated March 1, 2009 for John Hancock Health Sciences Fund of our report dated December 22, 2008 relating to the financial statements and financial highlights which appear in the October 31, 2008 Annual Report to Shareholders of the John Hancock Health Sciences Fund and the incorporation by reference in the Statement of Additional Information dated July 1, 2009 for John Hancock Rainier Growth Fund of our report dated May 15, 2009 relating to the financial statements and financial highlights which appear in the March 31, 2009 Annual Report to Shareholders of the John Hancock Rainier Growth Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading “Financial Highlights” in the March 1, 2009 prospectus for John Hancock Health Sciences Fund and the July 1, 2009 prospectus for John Hancock Rainier Growth Fund and under the heading “Independent Registered Public Accounting Firm” in the March 1, 2009 Statement of Additional Information for John Hancock Health Sciences Fund and July 1, 2009 Statement of Additional Information for John Hancock Rainier Growth Fund.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
June 24, 2009